1,250,000 Units

                       COTTON VALLEY RESOURCES CORPORATION

                             Each Unit Consisting of
                         Two Shares of Common Stock and
                  Two Redeemable Common Stock Purchase Warrants


                                                                        ,1997


                            SELECTED DEALER AGREEMENT


Dear Sirs:

         NATIONAL SECURITIES CORPORATION ("National") and the several underwriters (collectively, the "Underwriters"), on whose behalf National is acting as managing underwriters and Representative (the "Representative"), have severally agreed to purchase from COTTON VALLEY RESOURCES CORPORATION, a corporation organized under the laws of the Province of Ontario, Canada (the "Company"), (a) an aggregate of 1,250,000 Units, each Unit consisting of two shares of Common Stock, without par value, of the Company ("Common Stock"), and two redeemable common stock purchase warrants (individually, a "Warrant"), each of which entitles the holder thereof to purchase one share of Common Stock at a price of $___ (such Units, together with (A) the shares of Common Stock and Warrants comprising the Units and (B) the shares of Common Stock issuable upon exercise of such Warrants, are collectively referred to herein as the "Underwritten Securities"), plus (b) up to 187,500 additional Units pursuant to an option for the purpose of covering over-allotments (such additional Units, together with (A) the shares of Common Stock and Warrants comprising such additional Units and (B) the shares of Common Stock issuable upon exercise of such Warrants, are collectively referred to herein as the "Option Securities"; the Underwritten Securities and the Option Securities are collectively referred to herein as the "Securities"; and the Units included in the Securities are collectively referred to herein as the "Registered Units"), all as set forth in the Preliminary Prospectus dated ______, 1996, as amended and supplemented from time to time, and subject to the terms of the Underwriting Agreement referred to therein. The Registered Units and the terms upon which they are to be offered for sale by the several Underwriters are more particularly described in the Preliminary Prospectus, additional copies of which will be supplied in reasonable quantities upon request to the Underwriters.

         1. Offering to Dealers. The Registered Units are to be offered to the public by the Underwriters at the price per unit set forth on the cover page of the Preliminary Prospectus (the "Public Offering Price"). The several Underwriters, acting through the Representative, and subject to the terms and conditions hereof, are severally offering a portion of the Registered Units to certain dealers (the "Dealers") as principals, at the Public Offering Price of $_____ per Unit, less a selling concession of $____ per Unit (the "Selling Concession"). Dealers must be actually engaged in the investment banking or securities business and be either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") who agrees that in making sales of the Registered Units it will comply with the Rules of Fair Practice, including Sections 8, 24 and 36 of Article m, and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding, or
(ii) dealers with their principal place of business located outside the United States, its territories and possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein, and who agree that in making sales of the Registered Units outside the United States, they will comply with the requirements of the Rules of Fair Practice of the NASD, including Sections 8, 24 and 36 of Article m of such Rules, and
Section 25 of such Article as that Section applies to non-member foreign dealers, and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding.

         Under this Agreements the Representative shall have full authority to take such action as they may deem advisable in respect to all matters pertaining to the public offering of the Registered Units.

         If you desire to purchase any of the Registered Units, your confirmation should reach the Representative promptly by mail or facsimile transmission at the office of the Representative, NATIONAL SECURITIES CORPORATON, 8214 Westchester, Suite 500, Dallas, TX, 75225, attention: Robert A. Shuey, III facsimile number (214) 987-2091. The Representative reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Registered Units allotted to you and the method and terms of the offering of the Registered Units will be confirmed to you.

         2. Offering by Dealers. Any Registered Units purchased by you under the terms of this Agreement may be immediately offered to the public in conformity with the terms of the offering set forth herein and in the Preliminary Prospectus, subject to the securities or blue sky laws of the various states or other jurisdictions.

         Neither you nor any other person is, or has been, authorized by the Company or the Representative to give any information or make any representation in connection with the sale of the Registered Units other than those contained in the Preliminary Prospectus.

         It is assumed that the Registered Units will be effectively placed for investment. If during the term of this Agreement, the Representative shall purchase or contract to purchase any Registered Units purchased by you hereunder, the Representative may, at their election, either (a) require you to repurchase such Registered Units at a price equal to the total costs of such purchase by the Representative, including brokerage commissions, if any, and transfer taxes on the redelivery, or (b) charge you with and collect from you an amount equal to the Selling Concession originally allowed you with respect to the Registered Units so purchased by you.

         3. Payment and Delivery. Payment for the Registered Units that you have agreed to purchase hereunder shall be made by you through the Depository Trust Company ("DTC"), payable in same-day funds to the order of ________, at such time and on such date as _______ may designate, against delivery of such Registered Units to you through the facilities of the DTC. The above payment shall be made by you at $___ per Unit.

         4. Blue Sky Matters. Upon request, you will be informed as to the states and other jurisdictions in which the Underwriters have been advised that the Registered Units are qualified for sale under the respective securities or blue sky laws of such states or jurisdictions. However, neither the Representative nor any of the other Underwriters shall have any obligation or responsibility with respect to the right of any Dealer to sell the Registered Units in any jurisdiction and you shall indemnify and hold harmless the Representative and the other Underwriters and any person controlling the Representative and the other Underwriters from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject as a result of your failure to comply with the laws of any jurisdiction in connection with the offer and the sale of Registered Units. In compliance with the General Business law of the State of New York, it may be necessary for you to file a Further State Notice respecting the Registered Units, in the form required by said Law, prior to offering any of the Registered Units in such state.

         5. Termination. This Agreement shall terminate when the Representative shall have determined that the public offering of the Registered Units has been completed and upon facsimile notice to you of such termination, or, if not theretofore terminated, it shall terminate 45 days after the initial public offering of the Registered Units; provided, however, that the Representative shall have the right to extend this Agreement for a period or periods not to exceed an additional 45 days in the aggregate upon facsimile notice to you. The Representative may terminate this Agreement at any time without prior notice to you. Notwithstanding termination of this Agreement, you shall remain liable for your portion of any transfer tax or other liability that may be asserted or assessed against the Representative, any of the other Underwriters or any of the Dealers based upon the claim that the Dealers or any of them constitute a partnership, an association, an unincorporated business or other separate entity.

         6. Obligations and Positions of Dealers. Notwithstanding any provision herein, your confirmation hereof will constitute a binding obligation on your part to purchase, upon the terms and conditions hereof, the aggregate amount of the Registered Units reserved for you and accepted by you and to perform and observe all the terms and conditions hereof. You are not authorized to act as agent of the Representative or the other Underwriters in offering the Registered Units to the public or otherwise. Nothing contained herein shall constitute the Dealers an association or other separate entity, or partners with the Representative or the other Underwriters, but you will be responsible for your share of any liability or expense based on any claim to the contrary. Neither the Representative nor the other Underwriters shall be under any liability to you for or in respect of the value, validity or form of the Registered Units, or the delivery of the Registered Units, or the performance by anyone of any agreement on its part, or the qualification of the Registered Units for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and matters expressly assumed by the Representative and the other Underwriters in this Agreement, and no obligation on the part of the Representative or the other Underwriters shall be implied therefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Securities Act of 1933, as amended (the "Act"), or the Exchange Act.

         You agree that at any time or times prior to the termination of the Agreement you will, upon the request of the Representative, report to the Representative the number of Registered Units purchased by you under this Agreement that then remain unsold by you and will, upon the request of the Representative at such time or times, sell to the Underwriters for their account, such number of unsold Registered Units as the Representative may designate, at the Public Offering Price, less the Selling Concession or such part thereof as the Representative may determine.

         The Representative shall have full authority to take such actions as they may deem advisable in respect of all matters pertaining to the offering of the Registered Units or arising hereunder. No obligation not expressly assumed by the Representative in this Agreement shall be implied hereby or inferred herefrom.

         7. Compliance with Securities Laws. On becoming a Dealer, and in offering and selling the Registered Units, you agree to comply with all of the applicable requirements of the Act and the Exchange Act. You confirm that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer and confirm that you have complied and will comply therewith with respect to the offering of the Registered Units.

         8. Stabilization and Over-Allotment. Each Underwriter has authorized the Representative, in the discretion of the Representative, to make purchases and sales of Registered Units, for long or short account, on such terms and at such prices as the Representative deem advisable, to cover any short position so incurred and to over-allot in arranging sales.

         Each Underwriter has agreed that, during the term of the Agreement Among Underwriters, or such shorter period as the Representative may determine, it will not buy or sell any Securities of the Company except as a broker pursuant to unsolicited orders and as otherwise provided in said Agreement.

         Your attention is directed to Rule 10b-6 of the General Rules and Regulations under the 1934 Act, which contains certain prohibitions against trading by a person interested in a distribution until such person has completed its participation in such distribution.

         9. Notices. Any notice from you to the Representative should be mailed or sent by facsimile transmission to the Representative at the addresses and facsimile numbers set forth in Section 1 hereof. Any notice from the Representative to you shall be mailed or sent by facsimile transmission to you at the address and facsimile number set forth on the confirmation executed by you in the form attached hereto as Exhibit A. Mailed notices shall be sent by registered mail, return receipt requested. Notices shall be effective upon receipt.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the choice of law or conflicts of law or principles thereof.

         If you desire to purchase any Registered Units, please confirm your agreement by signing and returning to the Representative by mail or facsimile transmission your confirmation in the form attached hereto as Exhibit A even though you may have previously advised the Representative thereof.


Very truly yours,

NATIONAL SECURITIES CORPORATION

By:
     Robert A. Shuey, III





For itself and the other several Underwriters in Schedule I to the Underwriting Agreement

                                    EXHIBIT A

                                  Confirmation

NATIONAL SECURITIES CORPORATION 8214 Westchester, Suite 500 Dallas, Texas 75225 Facsimile Number (214) 987-2091 Dear Sirs:

         The undersigned hereby confirms its agreement to purchase Units of COTTON VALLEY RESOURCES CORPORATION, a corporation organized under the laws of the Province of Ontario, Canada (the "Registered Units"), each Registered Unit consisting of two shares of Common Stock, without par value, and two Redeemable Common Stock Purchase Warrants, each of which entitles the holder thereof to purchase one share of Common Stock at a price of $___. The purchase price shall be $____per Registered Unit, less a selling concession of $___ per Registered Unit, subject to the terms and conditions of the foregoing Selected Dealer Agreement, and the undersigned agrees to take up and pay for such Registered Units on the terms and conditions set forth in such Agreement. The undersigned hereby acknowledges receipt of the Preliminary Prospectus relating to the Securities (as defined in the Selected Dealer Agreement) and confirms that in agreeing to purchase the Registered Units it has relied on said Preliminary Prospectus and on no other statement whatsoever, written or oral. The
undersigned   represents   that  it  has  complied  and  will  comply  with  the
requirements of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, with respect to the offering of the Registered Units.

         The undersigned confirms that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and represents that in making sales of the Registered Units it will comply with the Rules of Fair Practice (including Sections 8, 24 and 36 of Article m) and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding; alternatively, the undersigned represents that it is a foreign dealer that is not eligible for membership in the NASD and agrees not to offer or sell the Registered Units in the United States, its territories or its possessions or to persons it has reason to believe are nationals thereof or residents therein, and further agrees that in making sales of the Registered Units outside the United States, it will comply with the requirements of the Rules of Fair Practice (including Sections 8, 24 and 36 of Article m, and
Section 25 of such Article as that Section applies to non-member foreign dealers) and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding.





By:
Name:
Title:
Address:



Facsimile
Number:

Dated , 1997